Exhibit (a)(1)(C)

                          NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK

                                       OF

                               VIRBAC CORPORATION

           PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 18, 2006 BY

                            LABOGROUP HOLDING, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   VIRBAC S.A.

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

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            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
           YORK CITY TIME, ON SEPTEMBER 15, 2006, UNLESS THE OFFER IS
                                    EXTENDED
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This Notice of Guaranteed  Delivery,  or one  substantially  in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Virbac Corp. Certificates") evidencing shares of Common Stock, par value $.01 per share (the "Shares"), of Virbac Corp., Inc., a Delaware corporation, are not immediately available, (ii) if Virbac Corp. Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 - "Terms of the Offer" of the Offer to Purchase), or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See Section 3 - "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                          MELLON INVESTOR SERVICES LLC

          BY MAIL:                BY OVERNIGHT COURIER:           BY HAND DELIVERY:

Mellon Investor Services LLC  Mellon Investor Services LLC   Mellon Investor Services LLC
 Attn: Reorganization Dept.    Attn: Reorganization Dept.     Attn: Reorganization Dept.
        PO Box 3301               480 Washington Blvd.         120 Broadway, 13th floor
 South Hackensack NJ 07606          Mail Drop - Reorg             New York NY 01271
                                  Jersey City NJ 07310

                           BY FACSIMILE TRANSMISSION:
                        (For Eligible Institutions Only)
                                 (201) 680-4626
                          CONFIRM RECEIPT BY CALLING:
                                 (201) 680-4860


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and Virbac Corp. Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                   THE GUARANTEE ON PAGE 3 MUST BE COMPLETED.

Ladies and Gentlemen:

The  undersigned  hereby  tenders  to  Labogroup   Holding,   Inc.,  a  Delaware
corporation and an indirect wholly owned subsidiary of Virbac S.A., a corporation (SOCIETE ANONYME) organized under the laws of France, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 2006 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 - "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

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NUMBER OF SHARES:                           __________

CERTIFICATE NOS. (if available)             __________
                                            __________
                                            __________

CHECK BOX IF SHARES WILL BE TENDERED BY
BOOK ENTRY TRANSFER                                     |_|

THE DEPOSITORY TRUST COMPANY ACCOUNT NO.:

                                    ___________

NAMES OF RECORD HOLDERS

                  _____________________________________________________

                  _____________________________________________________
                                   (PLEASE PRINT)
ADDRESS:          ______________________________________________
                  ______________________________________________
                  ______________________________________________
                  ______________________________________________
                                   (INCLUDE ZIP CODE)

AREA CODE AND
TELEPHONE NO.:             (___) ___-____

SIGNATURE(S)

X_____________________________________________________________________________

X_____________________________________________________________________________

Dated:_____________________ 2006

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                                       2

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, Virbac Corp. Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents (or an Agent's Message, as defined in Section 2 of the Offer to Purchase, in the case of a book-entry transfer), all within three Nasdaq Capital Market trading days of the date hereof.

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_______________________________________________  _______________________________
                     Name of Firm                       Authorized Signature
Address:          ____________________________
                  ____________________________   Name:_________________________
                  ____________________________               Please Print
                  ____________________________
                      (INCLUDE ZIP CODE)         Title:_________________________

AREA CODE AND                                    Dated:___________, 2006
TELEPHONE NO.:    (____) ____-______

-------------------------------------------------------- -----------------------

             DO NOT SEND VIRBAC CORP. CERTIFICATES WITH THIS NOTICE.

            VIRBAC CORP. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER
                                OF TRANSMITTAL.

                                      3